CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Russell Investments Exchange Traded Funds of our report dated March 14, 2025, relating to the financial statement of U.S. Small Cap Equity Active ETF, which appears in such Registration Statement. We also consent to the reference to us under the heading Independent Registered Public Accounting Firm in such Registration Statement.

Seattle, WA

March 14, 2025

PricewaterhouseCoopers LLP, 1420 Fifth Avenue, Suite 2800, Seattle, WA 98101

T: (206) 398 3000, www.pwc.com/us